EXHIBIT 99.2
                    FORM OF NOTICE OF GRANT OF STOCK OPTION

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                               MININGCO.COM, INC.
                          FORM OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of MiningCo.com, Inc. (the
"Corporation"):

            Optionee: ________________________________________

            Grant Date: ______________________________________

            Vesting Commencement Date: _______________________

            Exercise Price: $ ____________ per share

            Number of Option Shares: _________ shares

            Expiration Date: _________________________________

            Type of Option:    ______ Incentive Stock Option
                               ______ Non-Statutory Stock Option

            Exercise Schedule: The Option shall become exercisable with respect to twenty five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

            Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the MiningCo.com, Inc. 1998 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and any Addenda to such Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

            Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

            No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of
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Optionee, which rights are hereby expressly reserved by each, to terminate
Optionee's Service at any time for any reason, with or without cause.

            Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: _______________________, 199__

                                        MININGCO.COM, INC.

                                        By:_____________________________________

                                        Title:__________________________________


                                        ________________________________________
                                        OPTIONEE

                                        Address:________________________________

                                        ________________________________________

ATTACHMENTS
Exhibit A - Stock Option Agreement and Addenda


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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT
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                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT
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                                    EXHIBIT C

                      1998 STOCK OPTION/STOCK ISSUANCE PLAN